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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2019, relating to the consolidated financial statements of EVO Payments, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of EVO Payments Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
June 3, 2019

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM